As filed with the Securities and Exchange Commission on January 9, 2012

Registration No. 333- 84667

Registration No. 333-84669

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Post Effective Amendment No. 1 to

Form S-8 Registration Statement No. 333-84667

Post Effective Amendment No. 1 to

Form S-8 Registration Statement No. 333-84669

Under The Securities Act of 1933

AMERICAN BILTRITE INC.

(Exact name of registrant as specified in its charter)

Delaware	04-1701350
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
57 River Street Wellesley Hills, MA 02481-2097 (Address of principal executive offices) (zip code)

American Biltrite Inc.
1993 Stock Award and Incentive Plan
As Amended and Restated as of March 4, 1997, as amended

American Biltrite Inc.
Amended and Restated 1999 Stock Option Plan for Non-Employee Directors

(Full titles of the plans)

Henry W. Winkleman, Esq.

Vice President, Corporate Counsel and Secretary

American Biltrite Inc.

57 River Street

Wellesley Hills, MA 02481-2097

(Name and address of agent for service)

(781) 237-6655

(Telephone number, including area code, of agent for service)

Copies to:

Louis A. Goodman, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

One Beacon Street, 31st Floor

Boston, MA 02108

(617) 573-4800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer ☐ Accelerated filer ☐ Non-Accelerated filer ☐ Smaller reporting company ☒

DEREGISTRATION OF UNSOLD SECURITIES

These Post-Effective Amendments relate to the following Registration Statements on Form S-8 of American Biltrite Inc. (the “Company”) (the “Registration Statements”):

File No. 333-84667 pertaining to the registration of 150,000 shares of common stock, par value $.01 per share of the Company (“Common Stock”), in connection with the Company’s 1993 Stock Award and Incentive Plan, as amended and restated as of March 4, 1997, as amended (the “1993 Plan”), which was filed with the Securities and Exchange Commission (the “SEC”) and became effective on August 6, 1999.

File No. 333-84669 pertaining to the registration of 50,000 shares of Common Stock, in connection with the Company’s Amended and Restated 1999 Stock Option Plan for Non-Employee Directors (the “1999 Plan”), which was filed with the SEC and became effective on August 6, 1999.

The Company desires to deregister all of the Common Stock not issued in connection with the 1993 Plan and the 1999 Plan and to suspend all reporting obligations with the SEC under the Securities Exchange Act of 1934, as amended. The offerings pursuant to the Registration Statements have been terminated. In accordance with undertakings made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company registered but unsold under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wellesley Hills, Commonwealth of Massachusetts, on January 9, 2011.

American Biltrite Inc.

By /s/ Howard N. Feist III

Howard N. Feist III

Vice President-Finance and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment has been signed by the following persons in the capacities indicated as of January 9, 2012.

Signature	Title

/s/ Roger S. Marcus Roger S. Marcus	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Richard G. Marcus Richard G. Marcus	President, Chief Operating Officer and Director

/s/ William M. Marcus William M. Marcus	Executive Vice President, Treasurer and Director

/s/ John C. Garrels III John C. Garrels III	Director

/s/ James S. Marcus James S. Marcus	Director

/s/ Kenneth I. Watchmaker Kenneth I. Watchmaker	Director

/s/ Howard N. Feist III Howard N. Feist III	Vice President-Finance, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)